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                                                                                                        EXHIBIT T1A (vii)

                                                                         Board of Governors of the Federal Reserve System
                                                                         OMB Number: 7100-0036
                                                                         Federal Deposit Insurance Corporation
                                                                         OMB Number: 3064-0052
                                                                         Office of the Comptroller of the Currency
                                                                         OMB Number: 1557-0081
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FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                       Expires March 31, 2004
                                                                         Please refer to page I,
                                                                         Table of Contents, for                                [1]
                                                                         the required disclosure
                                                                         of estimated burden.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND
FOREIGN OFFICES--FFIEC 031
                                                             (19980930)
REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 2001          --------------
                                                             (RCRI 9999)

This report is required by law, 12 U.S.C. Section 324     This report form is to be filed by banks with branches and consolidated
(State member banks); 12 U.S.C. Section 1817 (State       subsidiaries in U.S. territories and possessions, Edge or Agreement
nonmember banks); and 12 U.S.C. Section 161 (National     subsidiaries, foreign branches, consolidated foreign subsidiaries, or
banks).                                                   International Banking Facilities.

NOTE: The Reports of Condition and Income must be         The Reports of Condition and Income are to be prepared in accordance with
signed by an authorized officer and the Report of         Federal regulatory authority instructions.
Condition must be attested to by not less than two
directors (trustees) for State nonmember banks and        We, the undersigned directors (trustees), attest to  the correctness
three directors for State member and National Banks.      of this Report of Condition (including the supporting schedules)
                                                          and declare that it has been examined by us and to the best of
I,  Gerald A. Ronning, Executive VP & Controller          our knowledge and belief has been prepared in conformance with the
   ---------------------------------------------          instructions issued by the appropriate Federal regulatory authority
    Name and Title of Officer Authorized to Sign          and is true and correct.
    Report

Of the named bank do hereby declare that these
Reports of Condition and Income (including the
supporting schedules) have been prepared in
conformance with the instructions issued by the
appropriate Federal regulatory authority and are          ------------------------------------------------------------------------
true to the best of my knowledge and believe.             /s/ Youssef Nasr
                                                          Director (Trustee)

   /s/ Gerald A. Ronning                                    /s/ Bernard J. Kennedy
-----------------------------------------------------     ------------------------------------------------------------------------
Signature of Officer Authorized to Sign Report            Director (Trustee)

                       2/14/02                            /s/ Sal H. Alfieri
-----------------------------------------------------     ------------------------------------------------------------------------
Date of Signature                                         Director (Trustee)

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SUBMISSION OF REPORTS

 Each Bank must prepare its Reports of Condition and      For electronic filing assistance, contact EDS Call report Services,
 Income either:                                           2150 N. Prospect Ave., Milwaukee,  WI 53202, telephone (800) 255-1571.

(a)  in electronic form and then file the computer        To fulfill the signature and attestation requirement
     data file directly with the banking agencies'        for the Reports of Condition and Income for this report date,
     collection agent, Electronic Data System             attach this signature page to the hard-copy of the completed report
     Corporation (EDS), by modem or computer              that the bank places in its files.
     diskette; or

 N.. in hard-copy (paper) form and arrange for another party to convert the paper report to automated for.
     That party (if other than EDS) must transmit the bank's computer data file to EDS.

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                           -----------------
FDIC Certificate Number     0  0   5   8  9
                           -----------------
                              (RCRI 9030)

-----------------------------------------------------     ------------------------------------------------------------------------

http://WWW.BANKING.US.HSBC.COM                             HSBC Bank USA
-----------------------------------------------------     ------------------------------------------------------------------------
      Primary Internet Web Address of Bank (Home Page),    Legal Title of Bank (TEXT 9010)
      if any (TEXT 4087)
      (Example:  www.examplebank.com)
                                                          Buffalo
                                                          ------------------------------------------------------------------------
                                                          City (TEXT 9130)

                                                           N.Y.                                      14203
                                                          ------------------------------------------------------------------------
                                                           State Abbrev. (TEXT 9200)                 ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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                               REPORT OF CONDITION


Consolidated domestic subsidiaries

HSBC Bank USA                                                of  Buffalo
-------------------------------------------------------------------------------
Name of Bank                                                     City

in the state of New York, at the close of business December 31, 2001

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                                                                                             Thousands of dollars
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ASSETS

Cash and balances due from depository institutions:

   Non-interest-bearing balances currency and coin                                                  $ 2,102,271
   Interest-bearing balances                                                                          3,104,501
   Held-to-maturity securities                                                                        4,341,263
   Available-for-sale securities                                                                     14,362,591
   Federal funds sold and securities purchased under agreements to resell                             3,744,624

Loans and lease financing receivables:
   Loans and leases held for sale                                                                   $ 3,138,108
   Loans and leases net of unearned income                                      $ 37,663,728
   LESS: Allowance for loan and lease losses                                         481,706
   Loans and lease, net of unearned income, allowance, and reserve                                 $ 37,182,022
   Trading assets                                                                                     9,010,203
   Premises and fixed assets                                                                            748,470
Other real estate owned                                                                                  16,750
Investments in unconsolidated subsidiaries                                                              241,219
Customers' liability to this bank on acceptances outstanding                                             95,864
Intangible assets: Goodwill                                                                           2,237,582
Intangible assets: Other intangible assets                                                              370,005
Other assets                                                                                          3,534,907
Total assets                                                                                         84,230,380
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LIABILITIES

Deposits:

   In domestic offices                                                                               37,067,334
   Non-interest-bearing                                                            5,371,379
   Interest-bearing                                                               31,695,955

In foreign offices                                                                                   21,152,909
   Non-interest-bearing                                                              428,252
   Interest-bearing                                                               20,724,657
Federal funds purchased and securities sold under agreements to repurchase                              437,967
Trading Liabilities                                                                                   3,800,987
Other borrowed money                                                                                  8,004,150
Bank's liability on acceptances                                                                          95,864
Subordinated notes and debentures                                                                     1,540,229
Other liabilities                                                                                     5,231,972
Total liabilities                                                                                    77,331,412
Minority Interests in consolidated Subsidiaries                                                             172

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                 -
Common Stock                                                                                            205,000
Surplus                                                                                               6,432,902
Retained earnings                                                                                       165,520
Accumulated other comprehensive income                                                                   95,374
Other equity capital components                                                                               -
Total equity capital                                                                                  6,898,796
Total liabilities, minority interests and equity capital                                             84,230,380
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